Exhibit 10.1

EXECUTION VERSION

December 17, 2020

CONFIDENTIAL

Whole Earth Brands, Inc.

125 S. Wacker Drive, Suite 3150

Chicago, Illinois 60606

Attention: Andrew Rusie, Chief Financial Officer

Project Wave Commitment Letter

Ladies and Gentlemen:

Whole Earth Brands, Inc., a Delaware corporation (“you” or the “Borrower”), has advised The Toronto-Dominion Bank, New York Branch (“TDNY”) and TD Securities (USA) LLC (“TDSL,” and together with TDNY, collectively, “TD,” “we,” “us” or the “Commitment Parties”), that you intend to acquire (the “Acquisition”) all of the issued and outstanding equity interests of WSO Investments, Inc., a Delaware corporation (the “Target”, and together with its subsidiaries, the “Acquired Business”), and to consummate the other transactions described in the Transaction Summary attached hereto as Exhibit A (the “Transaction Summary”). Capitalized terms used but not defined herein have the meanings assigned to them in the Exhibits and Annexes attached hereto (such Exhibits and Annexes, together with this letter, collectively, the “Commitment Letter”).

1.	Commitments: Titles and Roles.

We are pleased to advise you that Toronto Dominion (Texas) LLC (“TDTX”) agrees to act, and you hereby appoint TDTX to act, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”) for the financial institutions and other lenders who commit to lend under the Credit Facilities (as defined below) (collectively, with TDNY and in their capacities as such, the “Lenders”) and that TDNY hereby commits to provide 100% of the aggregate principal amount of the (a) a senior secured term loan facility (the “Term Facility”) in an aggregate principal amount not to exceed $375.0 million and (b) a $75.0 million senior secured revolving credit facility (the “Revolving Facility” and, together with the Term Facility, the “Credit Facilities”), upon the terms and subject only to the conditions set forth in this Commitment Letter.

TDSL will act, and you hereby appoint TDSL to act, as Sole Lead Arranger and Sole Book Runner for the Credit Facilities (in such capacity, the “Lead Arranger”). In addition, the Lead Arranger shall have “left side” designation and shall appear on the top left of any Information (as defined below) for the Credit Facilities and all other offering or marketing materials in respect of the Credit Facilities. Except as set forth below, you agree that no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Commitment Letter and Fee Letter (as defined below)) will be paid in connection with the Credit Facilities unless you and the Lead Arranger shall so agree. The Lead Arranger agrees to use commercially reasonable efforts to syndicate each Credit Facility to other Lenders. The Lead Arranger intends, and reserves the right, to syndicate all or a portion of the Credit Facilities to additional Lenders as more fully described below.

Project Wave

December 17, 2020

Notwithstanding the foregoing, you may, on or prior to the date which is fifteen (15) business days after the date of this Commitment Letter, appoint additional agents, co-agents, lead arrangers, bookrunners, managers or arrangers (any such agent, co-agent, lead arranger, bookrunner, manager or arranger, an “Additional Agent”) or confer other titles (other than Administrative Agent or Collateral Agent) in respect of any Credit Facility in a manner determined by you and the Lead Arranger, and having aggregate economics not in excess of a proportion to be agreed between the Lead Arranger and you (it being understood that, (x) each such Additional Agent (or its affiliate) shall assume a proportion of the commitments with respect to such Credit Facility that is equal to the proportion of the economics allocated to such Additional Agent (or its affiliates), (y) to the extent you appoint Additional Agents or confer other titles in respect of any Credit Facility, the economics allocated to, and the commitment amounts of, the relevant initial lenders in respect of such Credit Facility will be proportionately reduced by the amount of the economics allocated to, and the commitment amount of, such Additional Agent (or its affiliate), in each case upon the execution and delivery by such Additional Agent of customary joinder documentation acceptable to you and, thereafter, each such Additional Agent shall constitute a “Commitment Party,” and/or “Lead Arranger,” as applicable, under this Commitment Letter and under the Fee Letter delivered in connection herewith (the “Fee Letter”)) and (z) in no event shall TDSL and TDNY, as the Commitment Parties party to this Commitment Letter as of the date hereof (the “Initial Commitment Parties”), be entitled to less than 65% of the aggregate economics of each of the Credit Facilities (exclusive of the annual agency fees set forth in the Fee Letter).

2.	Conditions Precedent.

TDNY’s commitments and agreements and the initial funding of the Credit Facilities on the Closing Date are subject only to the conditions set forth in Exhibit C.

Notwithstanding anything in this Commitment Letter, the Fee Letter or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary, (a) the only representations the making and accuracy of which will be a condition to the availability of the Credit Facilities on the Closing Date will be (i) the representations or warranties made by or on behalf of the Sellers (as defined in Exhibit A) and/or the Acquired Business in the Acquisition Agreement as are material to the interests of the Lenders (but only to the extent that you or your affiliates have the right to terminate your or their obligations under the Acquisition Agreement or decline to consummate the Acquisition as a result of a breach of such representations or warranties in the Acquisition Agreement) (the “Specified Acquisition Representations”) and (ii) the Specified Representations (as defined below), and (b) the terms of the Credit Documentation (as defined in Exhibit B) will be such that they do not impair the availability of the Credit Facilities on the Closing Date if the conditions set forth in Exhibit C hereto are satisfied or waived (it being understood that to the extent any security interest in the intended collateral (other than any collateral the security interest in which may be perfected by the filing of a UCC financing statement, the filing of intellectual property security agreements in connection with any material intellectual property with the United States Patent and Trademark Office and the United States Copyright Office or the delivery of stock certificates or equivalent instruments together with stock powers or equivalent instruments of transfer executed in blank) is not provided or perfected on the Closing Date after your use of commercially reasonable efforts to do so, the perfection of such security interest(s) will not constitute a condition precedent to the availability of the Credit Facilities on the Closing Date but such security interest(s) will be required to be perfected within sixty (60) days (or such longer period as the Lead Arranger may reasonably agree in its discretion) after the Closing Date pursuant to arrangements to be mutually agreed by the Lead Arranger and the Borrower). As used herein, “Specified Representations” means representations and warranties of the Borrower and the Guarantors (to the extent applicable) relating to legal existence, good standing, due organization, power and authority as they relate to execution, delivery, and performance of the Credit Documentation, the due authorization, execution, delivery and enforceability of the Credit Documentation, the Credit Documentation not conflicting with charter documents, solvency of the Borrower and its subsidiaries on a consolidated basis as of the Closing Date after giving effect to the Transactions, Federal Reserve margin regulations, Investment Company Act, Beneficial Ownership Certification and Patriot Act, and, subject to the limitations on provision and perfection of security interests set forth in the preceding sentence, creation, validity, priority (subject to liens (x) permitted under the Credit Documentation or (y) securing indebtedness to be refinanced in full and to be released concurrently with the initial funding of the Credit Facilities on terms satisfactory to the Lead Arranger) and perfection of security interests granted in the proposed collateral, and with respect to use of proceeds of the Credit Facilities, FCPA, OFAC, and other applicable anti-corruption, anti-bribery, anti-terrorism and sanctions laws. This paragraph is referred to as the “Certain Funds Provision”.

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December 17, 2020

As consideration for the commitment of TDNY hereunder and the agreement of each Commitment Party and the Administrative Agent to perform the services described herein, you agree to pay or to cause to be paid the fees described in the Commitment Letter and the Fee Letter on the terms and subject to the conditions set forth herein.

3.	Syndication.

As noted above, we intend to form a syndicate of Lenders to join TDNY in entering into the Credit Facilities at or after closing. You understand and agree that we intend to commence syndication efforts promptly after your execution and delivery of this letter. You agree that we will, in consultation with you, manage all aspects of the arrangement and syndication of the Credit Facilities, including decisions as to the selection of institutions to be approached, when they will be approached, when their commitments will be accepted, the allocation of the aggregate commitment among the Lenders, the awarding of titles and the distribution of compensation among the Lenders; provided that we shall not syndicate the Credit Facilities to (1) any person or financial institution identified by you to us in writing prior to the date hereof and any of such person’s or institutions affiliates that are clearly identifiable as such by their name, (2) any other person that is a competitor of the Borrower or any of its subsidiaries designated by the Borrower as a “Competitor” by written notice delivered to the Administrative Agent from time to time and any of such person’s or institutions affiliates that are clearly identifiable as such by their name (each such excluded entity, a “Disqualified Institution”); provided, further, that (i) to the extent persons are identified as a Disqualified Institution in writing by you to the Administrative Agent after the date hereof pursuant to clause (2) above, such designation shall become effective three (3) business days thereafter and the inclusion of such persons as Disqualified Institution shall not retroactively apply to disqualify any persons that have previously acquired an assignment or participation in the Credit Facilities; provided, further, that the term “Disqualified Institution” shall exclude any person that you have designated as no longer being a “Disqualified Institution” by written notice delivered to us from time to time and (ii) neither the Administrative Agent nor the Lead Arranger, (a) shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce compliance with, the provisions of the Credit Documentation relating to Disqualified Institutions or (b) shall have any liability with respect to or arising out of any assignment or participation of any loan or commitment, or disclosure of confidential information, to any Disqualified Institution.

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December 17, 2020

We intend to syndicate each of the Credit Facilities, prior to or after the execution of definitive documentation in respect of each such Credit Facility, to other Lenders; provided that, notwithstanding our right to syndicate the Credit Facilities and receive commitments with respect thereto, it is agreed that any syndication of, or receipt of commitments in respect of, all or any portion of TDNY’s commitments hereunder prior to the initial funding under the Credit Facilities shall not be a condition to our commitments nor reduce TDNY’s commitments hereunder with respect to any of the Credit Facilities (provided, however, that, notwithstanding the foregoing, assignments of TDNY’s commitments, which are effective simultaneously with the funding of such commitments by the assignee, shall be permitted).

You agree to actively assist us, and agree to use commercially reasonable efforts to cause the Target to actively assist us, in forming the syndicate of Lenders (other than any Disqualified Institutions) that is reasonably satisfactory to us and you until the date that is the earlier of (i) the date on which a Successful Syndication (as defined in the Fee Letter) has occurred and (ii) sixty (60) days after the Closing Date (such period, the “Syndication Period”). During the Syndication Period, such assistance shall include, without limitation: (i) with respect to the Credit Facilities, assistance in the preparation of a confidential information memorandum and other marketing materials to be used in the syndication of each such Credit Facility, including the delivery of all financial and other information reasonably requested by us for inclusion in such memorandum and materials (collectively, the “Confidential Information Memoranda”), (ii) providing us with all financial and other information (including financial estimates, financial models, forecasts and other forward-looking information, the “Projections”), prepared by you or your advisors relating to you, the Target, your and its respective subsidiaries and the transactions described herein, all as reasonably requested by us, including a business plan for fiscal years 2021 through 2027, and updated as may be reasonably requested by us through the closing of the Credit Facilities, it being understood by you that we shall be relying on such information and Projections in syndicating and arranging the Credit Facilities, (iii) the presentation of one or more information packages reasonably acceptable in format and content to the Lead Arranger (collectively, the “Lender Presentation”) in meetings and other communications with prospective Lenders or agents in connection with the syndication of the Credit Facilities (including, without limitation, direct contact between and meetings with senior management and representatives, with appropriate seniority and expertise, of the Borrower and the use of commercially reasonable efforts to provide direct contact between and meetings with senior management and representatives, with appropriate seniority and expertise, of the Acquired Business), (iv) using commercially reasonable efforts to ensure that the syndication benefits from the existing lending relationships of the Borrower and, to the extent practical and appropriate, the Acquired Business, (v) hosting, with us, one or more meetings with prospective Lenders under each of the Credit Facilities at reasonable times, dates and locations to be mutually agreed upon (and using your commercially reasonable efforts to cause the senior management of the Acquired Business to be available for such meetings), (vi) providing us with copies of all due diligence reports or summaries reasonably requested by us and available to you and prepared in connection with the Acquisition by legal, insurance, tax, accounting or other advisors, each subject to the delivery by us to you and the preparers of such reports of customary non-disclosure and non-reliance agreements as shall be reasonably requested, (vii) at least five (5) business days prior to the Closing Date, delivering to us for posting to the proposed syndicate of Lenders a copy of each credit agreement in respect of the Credit Facilities in the respective forms agreed by us and the Borrower and (viii) promptly providing us with any other information reasonably requested by us to successfully complete the syndication. In addition, you will use commercially reasonable efforts to obtain prior to the commencement of the Marketing Period (as defined in Exhibit C), at your expense, (i) a public corporate credit rating from S&P Global Ratings, a division of S&P Global Inc. (“S&P”), (ii) a public corporate family rating from Moody’s Investors Service (“Moody’s”) and (iii) a public credit rating from each of S&P and Moody’s for the Credit Facilities. You will be solely responsible for the contents of the Confidential Information Memoranda and all other information, documentation or materials delivered to either Commitment Party in connection therewith (collectively, the “Information”) and acknowledge that each Commitment Party will be using and relying upon the Information without independent verification thereof. You agree that Information regarding the Credit Facilities and Information provided by you, the Acquired Business or your or its respective representatives to either Commitment Party in connection with the Credit Facilities (including, without limitation, draft and execution versions of the Credit Documentation, the Confidential Information Memoranda and the Lender Presentation) may be disseminated to potential Lenders and other persons through one or more internet sites (including a Debtdomain, IntraLinks, SyndTrak or other electronic workspace (the “Platform”)) created for purposes of syndicating the Credit Facilities or otherwise, in accordance with the Lead Arranger’s standard syndication practices, and you acknowledge that neither the Lead Arranger nor any of its affiliates will be responsible or liable to you or any other person or entity for damages arising from the use by others of any Information or other materials obtained on the Platform.

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December 17, 2020

Notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letter, neither the commencement nor the completion of the syndication of the Credit Facilities shall constitute a condition precedent to the availability and initial funding of the Credit Facilities on the Closing Date.

To facilitate an orderly and successful syndication of the Credit Facilities, you agree that during the Syndication Period you will not, and you will use commercially reasonable efforts to cause the Target not to, syndicate or issue, attempt to syndicate or issue, announce or authorize the announcement of the syndication or issuance of, or engage in discussions concerning the syndication or issuance of, any debt facility or any debt or equity security of the Acquired Business, the Borrower or any of your or its respective subsidiaries or affiliates (other than the Credit Facilities and other indebtedness contemplated hereby to remain outstanding after the Closing Date), including any renewals or refinancings of any existing debt facility or debt security, without the prior written consent of the Lead Arranger, if such syndication or issuance, in the reasonable opinion of the Lead Arranger, would reasonably be expected to impair the primary syndication of the Credit Facilities in any material respect. You acknowledge and agree to the disclosure by us, after the execution of the Credit Agreement, of information related to the Credit Facilities to “Gold Sheets” and other similar trade publications, and to our publication of tombstones and similar advertising materials relating to the Credit Facilities. The information disclosed shall consist of deal terms and other information customarily found in such publications, tombstones and advertising materials.

Notwithstanding the Lead Arranger’s right to syndicate the Credit Facilities, (other than as set forth in Section 1 above with respect to Additional Agents) no initial lender shall be relieved or released from its commitment hereunder prior to the funding thereof on the Closing Date in connection with any syndication, assignment or participation of such Credit Facilities.

Project Wave

December 17, 2020

You acknowledge that certain of the Lenders may be “public side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to you, the Target or your or its respective affiliates or any of your or its respective securities) (each, a “Public Lender”). At the request of the Lead Arranger, you agree to prepare an additional version of the Confidential Information Memoranda for the Credit Facilities, the Lender Presentation and other information materials to be used by Public Lenders that do not contain material non-public information concerning you, the Target or your or its respective affiliates or securities. It is understood that in connection with your assistance described above, you will provide, and cause all other applicable persons to provide, customary authorization letters to the Lead Arranger authorizing the distribution of the Information to prospective Lenders, containing a representation to the Lead Arranger that the public-side version does not include material non-public information about you, the Target or your or its respective affiliates or your or its respective securities. In addition, you will clearly designate as such all Information provided to either Commitment Party and the Administrative Agent by or on behalf of you or the Acquired Business that is suitable to make available to Public Lenders. You acknowledge and agree that the following documents may be distributed to Public Lenders: (a) drafts and final versions of the Credit Documentation; (b) administrative materials prepared by the Lead Arranger for prospective Lenders (such as a lender meeting invitation, allocations and funding and closing memoranda); and (c) term sheets and notification of changes in the terms of the Credit Facilities. You agree that information materials made available to prospective Public Lenders in accordance with this Commitment Letter shall not contain material non-public information.

4.	Information.

You represent and warrant that (in each case, to your knowledge based on reasonable investigation with respect to the Target and the Acquired Business) (i) all Information (other than Projections) provided directly or indirectly by or on behalf of you or any of your representatives or the Acquired Business to the Lead Arranger or the Lenders, any prospective Lender or any of their affiliates in connection with the transactions contemplated hereunder when furnished is and will be, when taken as a whole, complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading and (ii) the Projections that have been or will be made available to the Lead Arranger or the Lenders by or on behalf of you or any of your representatives, the Acquired Business when furnished have been and will be prepared in good faith based upon assumptions that are believed by the preparer thereof to be reasonable at the time such Projections are furnished to the Lead Arranger or the Lenders, it being understood and agreed that Projections are not a guarantee of financial performance and actual results may differ from Projections and such differences may be material. You agree that if at any time during the Syndication Period, any of the representations and warranties in the preceding sentence would be incorrect in any material respect if the Information and Projections were being furnished, and such representations were being made, at such time, then you will promptly supplement, or cause to be supplemented, the Information and Projections so that such representations and warranties will be true and correct under those circumstances. You agree that upon the written reasonable request of the Lead Arranger during the Syndication Period, you will provide updated Projections and will respond to requests for updated information; provided that no information in such updates shall affect the availability of the financing on the Closing Date absent a failure in the conditions set forth in Section 2 or Exhibit C. In issuing this commitment and in arranging and syndicating each of the Credit Facilities, each Commitment Party is and will be using and relying on the Information and the Projections without independent verification thereof.

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December 17, 2020

5.	Indemnification and Related Matters.

You agree, whether or not the transactions contemplated hereby are closed, to indemnify and hold harmless TDTX, the Commitment Parties, their affiliates, and each of their respective directors, officers, shareholders, partners, employees, agents, advisors, legal counsel, consultants, controlling persons and other representatives and the successors and assigns of each of the foregoing (collectively, the “Indemnified Parties”) from and against (and will reimburse each Indemnified Party as the same are incurred (or, in the case of expenses of external counsel, within thirty (30) days of demand)) any and all claims and documented out-of-pocket losses, damages, costs, expenses (including, without limitation, the reasonable and documented or invoiced out-of-pocket legal expenses of one firm of external counsel for all such Indemnified Parties, taken as a whole, of a single regulatory counsel and of a single local external counsel in each jurisdiction (which may include a single special external counsel acting in multiple jurisdictions) for all such Indemnified Parties, taken as a whole (and, in the case of an actual conflict of interest where the Indemnified Party affected by such conflict informs you of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnified Party)) and liabilities (collectively, such losses, claims, damages, costs, expenses and liabilities, “indemnified liabilities”) to which any of them may become subject, insofar as such indemnified liabilities (or actions, suits, or proceedings, including any inquiry or investigation or claim, in respect thereof) arise out of, in any way relate to, or result from a claim in respect of, this Commitment Letter or the Fee Letter, the financing contemplated hereby, or the transactions to be financed (whether or not any Indemnified Party is a party to any action or proceeding out of which any such indemnified liabilities arise and whether or not any action or proceeding out of which any such indemnified liabilities arise are brought by you, your equity holders, affiliates, creditors, the Target or any other third person), and to reimburse each Indemnified Party upon demand for any legal or other expenses incurred in connection with investigating or defending any of the foregoing; provided that you shall not be obligated to indemnify, hold harmless or reimburse any Indemnified Party for any indemnified liabilities to the extent that the same are determined in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct or material breach of its obligations hereunder of such Indemnified Party or any of its affiliates under common control. If the Closing Date occurs, you also agree to reimburse us promptly on demand for all reasonable and documented out-of-pocket costs and expenses (including, without limitation, due diligence expenses, syndication expenses, travel expenses, and reasonable fees, charges and disbursements of one external counsel to the Lead Arranger, a single regulatory counsel and of a single local counsel to the Lead Arranger in each jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and of such other external counsel retained with your prior written consent (such consent not to be unreasonably withheld or delayed)) incurred in connection with the Transactions, the Credit Facilities and the syndication and administration thereof (including, without limitation, all such costs and expenses incurred in connection with the preparation, negotiation, execution and delivery of this Commitment Letter and the Fee Letter and the definitive financing documentation for the Credit Facilities and in performing due diligence related to the Credit Facilities) and the other transactions contemplated hereby. Such costs and expenses shall include, without limitation, costs and expenses incurred in connection with the establishment and maintenance of an internet site to be used in the syndication of the Credit Facilities.

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December 17, 2020

Notwithstanding any other provision of this Commitment Letter, (i) no Indemnified Party shall be liable for any damages arising from the use by others of information or other materials obtained through internet, electronic, telecommunications or other information transmission systems, except to the extent that such damages are found by a final judgment of a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of such Indemnified Party, and (ii) without limiting the indemnification and reimbursement obligations set forth above, none of us, you, or any Indemnified Party shall be liable for any indirect, special, punitive, exemplary or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) in connection with this Commitment Letter, the Fee Letter, the Transactions (including the Credit Facilities and the use of proceeds thereunder), or with respect to any activities related to the Credit Facilities, including the preparation of this Commitment Letter, the Fee Letter and the Credit Documentation; provided that nothing contained in this sentence shall limit your indemnification obligations to the extent set forth hereinabove to the extent such indirect, special, punitive, exemplary or consequential damages are included in any third party claim in connection with which such indemnified person is entitled to indemnification hereunder.

You shall not be liable for any settlement of any proceeding effected without your written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with your written consent or if there is a final and non-appealable judgment by a court of competent jurisdiction for the plaintiff in any such proceeding, in each case, you agree to indemnify and hold harmless each Indemnified Party from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with and to the extent provided in the other provisions of this Section 5.

You shall not, without the prior written consent of any Indemnified Party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceedings in respect of which indemnity could have been sought hereunder by such Indemnified Party unless such settlement (i) includes an unconditional release of such Indemnified Party in form and substance reasonably satisfactory to such Indemnified Party from all liability or claims that are the subject matter of such proceedings and (ii) does not include any statement as to or any admission by or on behalf of any Indemnified Party.

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December 17, 2020

6.	Confidentiality.

Please note that this Commitment Letter, the Fee Letter and any written communications provided by, or oral discussions with, TDTX or the Commitment Parties in connection with this arrangement are exclusively for your information and for the information of your officers, directors, agents and advisors who are directly involved in the Transactions, on a confidential basis, and may not be disclosed to any other third party or circulated or referred to publicly without our prior written consent except, after providing written notice to the Lead Arranger, pursuant to a subpoena or order issued by a court of competent jurisdiction or by a judicial, administrative or legislative body or committee; provided that we hereby consent to your disclosure of (i) this Commitment Letter or the information contained herein (but not the Fee Letter or the information contained therein, except to the extent that portions thereof have been redacted in a manner reasonably acceptable to the Lead Arranger) to the Target and Sellers to the extent you notify the Target and Sellers of their obligations to keep such material confidential, and to the Target’s and Sellers’ respective officers, directors, agents and advisors who are directly involved in the transactions described in the Transaction Summary, (ii) this Commitment Letter and the Fee Letter as required by applicable law or compulsory legal process, including to the extent required under applicable securities laws or by the United States Securities and Exchange Commission (in each case, you agree, to the extent not prohibited by law, to inform us in advance thereof), (iii) this Commitment Letter and its contents (but not the Fee Letter), in any syndication or other marketing materials in connection with the Credit Facilities, (iv) the aggregate fee amount contained in the Fee Letter as part of Projections, pro forma information or a generic disclosure of aggregate sources and uses related to the Transactions to the extent customary or required in offering and marketing materials for the Credit Facilities, (v) any such confidential information to the extent that such information becomes publicly available other than by reason of disclosure by you in violation of this paragraph, and (vii) the information contained in Exhibits A through D to Moody’s and S&P in connection with obtaining ratings after your acceptance hereof. The requirements of this paragraph shall terminate on the date that is the earlier of (i) two (2) years after the date of execution of this Commitment Letter and (ii) the Closing Date, at which time any confidentiality undertaking in the Credit Documentation shall supersede the provisions of this paragraph.

Each Commitment Party shall use all confidential information received by it in connection with the Transaction solely for the purposes of providing the services that are the subject of this Commitment Letter and shall treat confidentially all such information; provided, however, that nothing herein shall prevent any Commitment Party from disclosing any such information (a) pursuant to the order of any court or administrative agency or otherwise as required by applicable law or regulation or as requested or demanded by a governmental authority (in which case such Commitment Party, to the extent practicable and permitted by law and except with respect to any audit or examination conducted by bank accountants or any governmental bank authority exercising examination or regulatory authority, agrees to inform you promptly thereof), (b) to the extent that such information becomes publicly available other than by reason of disclosure by such Commitment Party in violation of this paragraph, (c) to the extent that such information is received by such Commitment Party from a third party that is not to such Commitment Party’s knowledge subject to confidentiality obligations to you, (d) to the extent that such information is independently developed by such Commitment Party, (e) to such Commitment Party’s affiliates and to such Commitment Party’s and its affiliates’ respective directors, officers, shareholders, partners, employees, legal counsel, consultants, advisors, independent auditors and other experts or agents who need to know such information in connection with the Transactions and are informed of the confidential nature of such information and are bound to maintain the confidentiality of such information, (f) to prospective Lenders, participants or assignees or any potential counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any of its subsidiaries or any of your or their respective obligations, in each case who agree to be bound by the terms of this paragraph (or language substantially similar to this paragraph), (g) for purposes of establishing a “due diligence” defense or a defense against a claim that a Commitment Party has breached its confidentiality obligations, (h) in protecting and enforcing the Commitment Parties’ rights with respect to this Commitment Letter, the Fee Letter or the Credit Documentation or (i) to ratings agencies. The requirements of this paragraph shall terminate on the date that is the earlier of (i) two (2) years after the date of execution of this Commitment Letter and (ii) the Closing Date, at which time any confidentiality undertaking in the Credit Documentation shall supersede the provisions of this paragraph.

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December 17, 2020

7.	Assignments.

This Commitment Letter shall not be assignable by you without the prior written consent of each Commitment Party (and any purported assignment without such consent shall be null and void). This Commitment Letter and the commitments and undertakings hereunder are solely for your benefit, and only you may rely thereon. The Commitment Letter is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and any Indemnified Parties). In no event shall TDNY, TDTX or the Lead Arranger have any obligation to any third party with respect to any provision of this Commitment Letter or the Fee Letter. Each Commitment Party may assign its commitment hereunder, in whole or in part, to any of its affiliates or to any Lender; provided that such Commitment Party (a) shall not be released from the portion of its commitment hereunder so assigned to the extent such assignee fails to fund the portion of the commitment assigned to it on the Closing Date notwithstanding the satisfaction of the conditions to such funding set forth herein and (b) at all times shall retain exclusive control over all of its rights and obligations with respect to its commitments in respect of the Credit Facilities, including all rights with respect to consents, modifications, supplements, waivers and amendments, until the Closing Date has occurred.

8.	Absence of Fiduciary Relationship; Affiliates; Etc.

As you know, TDSL, TDNY, TDTX and their affiliates (collectively, the “TD Group”) together comprise a full service financial services firm engaged, either directly or through affiliates, in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, the TD Group may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including bank loans) for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities and/or instruments. Such investments and other activities may involve securities and instruments of you, the Target, as well as of other entities and persons and your and its affiliates that may (i) be involved in transactions arising from or relating to the engagement contemplated by this Commitment Letter, (ii) be customers or competitors of the Borrower or the Target, or (iii) have other relationships with the Borrower or the Target. In addition, the TD Group may provide investment banking, underwriting and/or financial advisory services to such other entities and persons. The TD Group may also co-invest with, make direct investments in, and/or invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of you, the Target or such other entities. The transactions contemplated by this Commitment Letter may have a direct or indirect impact on the investments, securities and instruments referred to in this paragraph. Although the TD Group in the course of such other activities and relationships may acquire information about the transaction contemplated by this Commitment Letter or other entities and persons that may be the subject of the transactions contemplated by this Commitment Letter, the TD Group shall have no obligation to disclose such information, or the fact that the TD Group is in possession of such information, to the Borrower or to use such information on the Borrower’s behalf.

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December 17, 2020

Consistent with the TD Group’s policies to hold in confidence the affairs of its customers, the TD Group will not furnish confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter to any of its other customers. Furthermore, you acknowledge that no member of the TD Group nor any of its affiliates has an obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained or that may be obtained by them from any other person.

The TD Group may have economic interests that conflict with those of you, your equity holders and/or your affiliates. You agree that each Commitment Party will act under this Commitment Letter as an independent contractor and that nothing in this Commitment Letter or the Fee Letter or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between either Commitment Party and you, your equity holders or your affiliates. You acknowledge and agree that the transactions contemplated by this Commitment Letter and the Fee Letter (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between each applicable Commitment Party, on the one hand, and you and your affiliates, on the other, and in connection therewith and with the process leading thereto, (i) neither Commitment Party has assumed any advisory or fiduciary responsibility in favor of you, your equity holders or your affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether such Commitment Party or any of affiliates has advised, is currently advising or will advise you, your equity holders or your affiliates on other matters) or any other obligation to you, your equity holders or your affiliates or any other person except the obligations expressly set forth in this Commitment Letter and the Fee Letter and (ii) each Commitment Party is acting solely as a principal and not as the agent or fiduciary of you, your management, equity holders, affiliates, creditors or any other person. You acknowledge and agree that you have consulted your own legal and financial advisors to the extent you deem appropriate and that you are responsible for making your own independent judgment with respect to such transactions and the process leading thereto. You agree that you will not claim that the either Commitment Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to you, in connection with such transactions or the process leading thereto. In addition, TDNY, TDTX and TDSL may employ the services of their affiliates in providing services and/or performing their obligations hereunder and may exchange with such affiliates information concerning you, the Acquired Business and other companies that may be the subject of this arrangement, and such affiliates will be entitled to the benefits afforded to TDNY, TDTX and TDSL hereunder.

In addition, you acknowledge and agree that neither Commitment Party is advising you as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. You shall consult with your own advisors concerning such matters and shall be responsible for making your own independent investigation and appraisal of the transactions contemplated hereby, and neither of the Commitment Parties shall have any responsibility or liability to you with respect thereto. Any review by TDNY, TDTX or the Lead Arranger of the Borrower, of the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of TDNY, TDTX, the Lead Arranger and their affiliates and shall not be on your behalf. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Credit Facilities and all materials of any kind (including opinions or other tax analyses) that are provided to you relating to such tax treatment and tax structure. However, any information relating to the tax treatment or tax structure will remain subject to the confidentiality provisions hereof (and the foregoing sentence will not apply) to the extent reasonably necessary to enable the parties hereto, their respective affiliates, and their respective affiliates’ directors and employees to comply with applicable securities laws. For this purpose, “tax treatment” means U.S. federal or state income tax treatment, and “tax structure” is limited to any facts relevant to the U.S. federal income tax treatment of the transactions contemplated by this Commitment Letter but does not include information relating to the identity of the parties hereto or any of their respective affiliates.

Project Wave

December 17, 2020

9.	Miscellaneous.

By executing this Commitment Letter, you acknowledge that this Commitment Letter and the Fee Letter, taken together, are the only agreement between you and us with respect to the Credit Facilities and set forth our entire understanding with respect thereto. This Commitment Letter and the Fee Letter may be changed only by a writing signed by each of the parties thereto. This Commitment Letter may be executed in counterparts and by different parties on separate counterpart signature pages, each of which constitutes an original and all of which taken together constitute one and the same agreement. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.

The provisions set forth under Sections 3 (Syndication), 4 (Information), 5 (Indemnification and Related Matters), 6 (Confidentiality), 7 (Assignments) and 8 (Absence of Fiduciary Relationship; Affiliates; Etc.) hereof and this Section 9 (Miscellaneous) hereof will remain in full force and effect regardless of whether definitive Credit Documentation is executed and delivered; provided that the provisions of Sections 3 and 4 shall automatically terminate on the expiration of the Syndication Period. The provisions set forth under Sections 5, 6, 7 and 8 hereof and this Section 9 will remain in full force and effect notwithstanding the expiration or termination of this Commitment Letter or the Commitment Parties’ commitments and agreements hereunder.

This Commitment Letter and the Fee Letter and any claim, controversy or dispute arising thereunder or related thereto (whether based upon contract, tort or otherwise) shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflict of law principles thereof; provided that it is understood and agreed that (A) the interpretation of the definition of “Material Adverse Change” (as such term in defined in the Acquisition Agreement) (and whether or not a “Material Adverse Change” has occurred), (B) the determination of the accuracy of any Target representation in the Acquisition Agreement and whether as a result of any inaccuracy thereof you have the right to terminate your obligations under the Acquisition Agreement and (C) the determination of whether the Transactions have been consummated in accordance with the terms of the Acquisition Agreement, in each case shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each party hereto consents to the exclusive jurisdiction and venue of any Federal court of the United States of America sitting in the Borough of Manhattan or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York. Each party hereto irrevocably waives, to the fullest extent permitted by applicable law, (a) any right it may have to a trial by jury in any legal proceeding arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby (whether based on contract, tort or any other theory) and (b) any objection that it may now or hereafter have to the laying of venue of any such legal proceeding in the Federal Court of the United States of America sitting in the Borough of Manhattan or any state court located in the City and County of New York. You and we irrevocably agree to waive trial by jury in any suit, action, proceeding, claim or counterclaim brought by or on behalf of any party related to or arising out of the transactions described herein, this Commitment Letter or the Fee Letter or the performance of services hereunder.

Project Wave

December 17, 2020

Each of the Commitment Parties hereby notifies you that, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law on October 26, 2001) (the “PATRIOT Act”) and 31 C.F.R. §1010.230 (the “Beneficial Ownership Regulation”), it and each of the Lenders is required to obtain, verify and record information that identifies the Borrower and each Guarantor (as defined in Exhibit B), which information includes names, addresses, tax identification numbers and other information that will allow such Commitment Party to identify the Borrower and each Guarantor in accordance with the PATRIOT Act and the Beneficial Ownership Regulation. This notice is given in accordance with the requirements of the PATRIOT Act and the Beneficial Ownership Regulation and is effective for the Commitment Parties and each Lender.

Each of the parties hereto agrees that (i) this Commitment Letter is a binding and enforceable agreement (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law)) of the parties hereto with respect to the subject matter contained herein, including an agreement to negotiate in good faith the Credit Documentation by the parties hereto in a manner consistent with this Commitment Letter (but our commitments hereunder are subject to the satisfaction (or waiver in writing by the Lead Arranger) of the conditions precedent as provided herein, including but not limited to execution of definitive Credit Documentation) and (ii) the Fee Letter is a binding and enforceable agreement (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law)) of the parties thereto with respect to the subject matter contained therein.

The commitment of TDNY (and any of its affiliates) to extend credit and any undertaking of TDTX as the Administrative Agent or of TDSL as the Lead Arranger to perform any services hereunder shall terminate upon the earliest to occur of: (i) the consummation of the Acquisition with or without the funding of any of the Credit Facilities, (ii) the termination of the Acquisition Agreement prior to closing of the Acquisition in accordance with its terms and (iii) 5:00 p.m. (New York time) on April 16, 2021, in each case unless the closing of the Credit Facilities has been consummated on or before such date on the terms and subject to the conditions contained herein.

Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed copy of this Commitment Letter, together, if not previously executed and delivered, with the Fee Letter on or before 5:00 p.m. (New York time) on December 17, 2020, whereupon this Commitment Letter and the Fee Letter will become binding agreements between us. If the Commitment Letter and Fee Letter have not been signed and returned as described in the preceding sentence by such date, this offer will terminate on such date.

We are pleased to offer these Credit Facilities to you and are prepared to devote the necessary resources to this transaction to ensure an expeditious closing.

Very truly yours,

The Toronto-Dominion Bank, New York Branch

By	/s/ Pradeep Mehra
	Name:	Pradeep Mehra
	Title:	Authorized Signatory

Toronto Dominion (Texas) LLC

By	/s/ Pradeep Mehra
	Name:	Pradeep Mehra
	Title:	Authorized Signatory

TD Securities (USA) LLC

By	/s/ K. Alper Ilgar
	Name:	K. Alper Ilgar
	Title:	Managing Director

Accepted and agreed to this 17th day of December, 2020

Whole Earth Brands, Inc.

By	/s/ Albert Manzone
	Name:	Albert Manzone
	Title:	Chief Executive Officer